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                                                                 EXHIBIT 10.1(d)

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                          STONE RECEIVABLES CORPORATION

                                       AND

                          STONE CONTAINER CORPORATION,

                                  as the Seller

                                 ---------------


                         RECEIVABLES PURCHASE AGREEMENT

                                ----------------








                          Dated as of October 15, 1999

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               RECEIVABLES PURCHASE AGREEMENT, dated as of October 15, 1999, between Stone Container Corporation, a Delaware corporation (the "Seller") and Stone Receivables Corporation, a Delaware corporation (the "Company" or the "Purchaser").

                              W I T N E S S E T H :

               WHEREAS, in the ordinary course of business, the Seller generates receivables from the sale of corrugated containers from the Seller's container division (the "Container Division") and from the sale of multi-wall bags, consumer bags and intermediate bulk containers from the Seller's bag division (the "Bag Division"); and

               WHEREAS, the Seller desires to sell to the Company, and the Company is willing to purchase from such Seller, all of such Seller's right, title and interest in, to and under the receivables generated by the Container Division and the Bag Division (the "Receivables") now existing or hereafter created and the rights of such Seller in, to and under all Transferred Assets (as so defined) related thereto;

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Annex X hereto unless otherwise defined herein.

        1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural form of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, subsections, Exhibits and Schedules shall be construed to refer to Articles and subsections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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        1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

        2.1 Purchase and Sale of Receivables. (a) The Seller hereby sells, transfers, assigns and conveys, without recourse (except as expressly provided herein), to the Purchaser, all its present and future right, title and interest in, to and under:

          (i) all Receivables reflected in the initial Daily Report provided on the Closing Date and all such Receivables thereafter arising from time to time until but not including the date an Early Termination occurs with respect to the Seller;

          (ii) the Related Security in respect of such Receivables;

          (iii) all Collections in respect of such Receivables;

          (iv) all rights (including rescission, replevin or reclamation, but none of the obligations) relating to such Receivables or arising therefrom;

          (v) all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (iv).

Such property described in the foregoing clauses (i) through (v) shall be referred to herein as the "Transferred Assets." Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Transferred Assets of the Seller.

        (b) On the date of creation of each newly created Receivable (but only so long as no Early Termination shall have occurred and be continuing with respect to such Seller), all of such Seller's right, title and interest in and to, all such newly created Receivables and all other Transferred Assets in respect of such Receivables shall be considered to be part of the assets that have been sold, transferred, assigned, set over and otherwise conveyed to the Purchaser pursuant to paragraph (a) above without any further action by any Seller or any other Person. Anything herein to the contrary notwithstanding, to the extent any Seller shall not have received payment from the Purchaser of the Purchase Price for any Receivable and other related Transferred Assets in accordance with the terms of subsection 2.3, such Receivable and Transferred Assets shall, upon receipt by the Purchaser of notice from such Seller of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by the Purchaser to such Seller without any further action by the Purchaser or any other Person.

        (c) The parties to this Agreement intend that, for accounting and commercial purposes, the transactions contemplated by this subsection 2.1 hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Seller of the Transferred Assets and not a lending transaction. All sales of Receivables and other Transferred Assets by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or

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implied) by, the Seller, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by the Purchaser of any obligation of any Seller or any other Person in connection with the Receivables, the other Transferred Assets or any agreement or instrument relating thereto, including any obligation to any Obligor.

        (d) In connection with the foregoing conveyances, the Seller agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables and the Transferred Assets now existing and hereafter acquired pursuant to this Agreement by the Purchaser from the Seller and in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain perfection of the Purchaser's purchase of such Receivables and any other Transferred Assets and to deliver to the Trustee, a file-stamped copy of such financing statement.

        (e) In connection with the foregoing sales, transfers, assignments and conveyances, the Seller agrees at its own expense, that it will, as agent of the Purchaser indicate or cause to be indicated on the computer files (but not on individual invoices or individual collection files) relating to the Receivables of such Seller that, unless otherwise specifically identified on such screen, list or print-out as a receivable not so sold, transferred, assigned and conveyed, all Receivables included in such screen, list or print-out and all other Transferred Assets (and any other similar related property) have been sold, transferred, assigned and conveyed to the Purchaser in accordance with this Agreement.

        (f) As further confirmation of the sale of the Receivables, it is understood and agreed that the Purchaser shall have the following rights:

          (i) the Seller shall, upon the Purchaser's written request and at such Seller's expense, (A) assemble all of such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that
     (1) evidence or will evidence or record Receivables sold by the Seller and
     (2) are otherwise necessary or desirable to effect Collections of such Receivables (collectively, the "Documents") and (B) deliver the Documents to the Purchaser or its designee at a place designated by the Purchaser. In recognition of such Seller's need to have access to any Documents which may be transferred to the Purchaser hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder, the Purchaser hereby grants to the Seller an irrevocable license to access the Documents transferred by such Seller to the Purchaser and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business; provided that such Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to the Documents and its computer software during such license period; and

          (ii) promptly upon written request of the Purchaser, after the occurrence of a Servicer Default, the Seller will (A) deliver to the Purchaser all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Receivables by the Purchaser, with or

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     without the participation of such Seller (excluding software licenses which by their terms are not permitted to be so delivered; provided that such Seller shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery) and (B) make such arrangements with respect to the collection of the Receivables as may be reasonably required by the Purchaser.

        2.2 Purchase Price. The amount payable by the Company to the Seller (the "Purchase Price") for Receivables and Transferred Assets existing on the Processing Date with respect to the Seller and for newly created Receivables and other Transferred Assets on any Purchase Date under this Agreement shall be equal to the product of the Purchase Price Percentage and the Unpaid Balance of Receivables transferred on such date.

        2.3 Payment of Purchase Price. (a) Upon fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and other Transferred Assets shall be paid or provided for in the manner provided below on each day for which a Daily Report is prepared and delivered to the Company (each such day, a "Purchase Date"). The Company shall remit the Purchase Price to the Seller.

        (b) The "Purchase Price Percentage" shall mean a percentage figure that shall be agreed upon from time to time (but no less frequently than once each calendar quarter) by the Company and the Seller which reflects a fair market discounted net present value of the Unpaid Balance of Receivables transferred to the Company by the Seller, expressed as a percentage of such Unpaid Balance. Such percentage may be greater or less than 100%. The calculation of such discounted net present value shall take into account:

          (i) the expected yield on the Receivables reduced by costs to the Company of financing the Receivables and paying the Servicing Fee;

          (ii) the expected losses on the Receivables (based upon historical losses on the Receivables and such other factors as shall be agreed between the Company and the Seller), net of the expected benefits to the Company generated as a result of the Seller's obligation to pay Dilution Adjustments and Repurchase Amounts to the Company pursuant to Sections 2.5 and 2.6;

          (iii) a reasonable expected rate of return on capital of the Company from its purchase of Receivables; and

          (iv) such other factors as may be mutually agreed between the Company and the Seller and as are customarily reflected in an arm's-length purchase and sale of comparable receivables.

        The Purchase Price Percentage shall be calculated prospectively with respect to Receivables transferred on and after the date of such calculation. In no event shall the Purchase Price Percentage (i) be adjusted retroactively to account for the actual performance of previously purchased Receivables or for the Company's actual rate of return on previously purchased Receivables or (ii) be increased from and after the occurrence of, and during the continuation of any Event of Termination or any event which would, upon the giving of notice or the passage of time or both, constitute a Event of Termination.

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        (c) If, on any day, the Purchaser has insufficient funds to pay in full the Purchase Price owed on such day, or if the Seller otherwise consents, the Purchaser may pay all or part of the applicable Purchase Price to be made on such day by borrowing under its Short-Term Note, substantially in the form of Exhibit A and issued in favor of the Seller, and the Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a revolving loan in the amount so specified by the Purchaser; provided, however, that the Purchaser may not make payments of Purchase Prices through the use of such revolving loans in excess of ten percent of the aggregate Unpaid Balance of Eligible Receivables. Each such revolving loan shall be payable in accordance with the terms and provisions of the Short-Term Note and this Agreement. The Seller may evidence the making of each revolving loan by recording the date and amount thereof on the grid attached to its Short Term Note; provided, that failure to make any such recordation on such grid or any error in such grid shall not adversely affect the Seller's rights to recover the outstanding unpaid principal amount of the revolving loans made under its Short-Term Note.

        (d) The Company shall be entitled to pay all amounts in respect of any purchase. All payments under this Agreement (i) shall be made on the date specified therefor in Dollars in same day funds or by check, as the Seller shall elect, (ii) shall be made not later than 2:00 p.m (St. Louis City time) on the date specified therefor and (iii) shall be made to the bank account for such Seller designated in writing by the Seller to the Company.

        (e) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to 2% per annum above the Discount Rate in effect on the date such payment was due, provided, however, that such interest shall not at any time exceed the maximum rate permitted by applicable law.

        2.4 No Repurchase. Except to the extent expressly set forth herein, the Seller shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Transferred Assets or to rescind or otherwise retroactively effect any purchase of any Transferred Assets after the Purchase Date relating thereto.

        2.5 Rebates, Adjustments, Returns and Reductions, Modifications. From time to time the Seller may apply Dilutive Credits to Receivables in accordance with this subsection 2.5. The Seller agrees to pay to the Company the amount of any such Dilutive Credit (a "Dilution Adjustment") as follows: (i) prior to an Early Termination with respect to such Seller, the amount of any such Dilution Adjustment shall be paid by (x) effectively netting the product of such Dilutive Credit and the Purchase Price Percentage then in effect against the Purchase Price of Receivables created after the grant of such Dilutive Credit in accordance with subsection 2.3(b)(ii) and paying the remainder of such Dilution Adjustment in cash on the first Settlement Date to occur after the grant of such Dilutive Credit and (y) after an Early Termination with respect to such Seller, the amount of any such Dilution Adjustment shall be paid in cash no later than five Business Days after the grant of such Dilutive Credit. A "Dilutive Credit" shall mean any rebate, administrative fee, discount, credit memo, refund, non-cash payment or adjustment (including, without limitation, as a result of the application of any special or other discounts or any reconciliations) in respect of any Receivable, the amount owing for any returns or

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cancellations and the amount of any other reduction of any payment under any
Receivable in each case granted or made by the Seller to the related Obligor; provided that a "Dilutive Credit" does not include any Defaulted Receivables. The amount of any Dilutive Credit shall be set forth on the first Daily Report prepared after the date the Dilutive Credit is first recorded on the computer records of the Servicer, which for purposes of this subsection 2.5 shall constitute the date of "grant" thereof. The Seller agrees to promptly record Dilutive Credits in accordance with its historical practices.

        2.6 Limited Repurchase Obligation. In the event that any of the representations or warranties contained in subsection 4.2 in respect of any Receivable shall be or have been incorrect in any material respect as of the date made or deemed made, or any Receivable shall become subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or the Seller shall breach any covenant contained in subsection 5.2, 5.10, 5.14 5.15 or Article VI with respect to any Receivable (each of the foregoing events or circumstances, a "Repurchase Event"), such Receivable shall cease to be an Eligible Receivable on the date on which such Repurchase Event occurs. In addition, if any Repurchase Event shall occur with respect to any Receivable, then the Seller agrees to pay to the Company an amount (the "Repurchase Amount") in cash equal to the Purchase Price of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such Repurchase Event, such payment to occur no later than the 30th day after the day such Repurchase Event becomes known (or should have become known with due diligence) to the Seller (except that if such day is not a Business Day, such payment shall be made on the Business Day immediately succeeding such day) unless such Repurchase Event shall have been cured on or before such day; provided that, prior to the occurrence of an Early Termination with respect to such Seller, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.3(b)(ii) to the extent of such Purchase Price and the remaining amount of such Seller Repurchase Payment due to the Company after such netting, if any, shall be paid to the Company on such date in cash. Any payment by the Seller pursuant to this subsection 2.6 is referred to as a "Seller Repurchase Payment." If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable), the Seller shall so reacquire any such Receivable, then the Company shall have no further remedy against the Seller in respect of the Repurchase Event with respect to such reacquired Receivable. Upon a Seller Repurchase Payment, the Company shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Company in, to and under such Receivable and the other Transferred Assets with respect thereto. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by such Seller to effect the conveyance of such Receivable pursuant to this subsection 2.6.

        2.7 Obligations Unaffected. The obligations of the Seller to the Company under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

        2.8 Certain Charges. The Seller and the Company agrees that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created,

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accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination, and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Transferred Receivables.

        2.9 Certain Allocations. The Seller hereby agrees that, following the occurrence of an Early Termination in respect of any Seller, all Collections and other proceeds received in respect of Receivables generated by such Seller shall be applied first, to pay the outstanding Unpaid Balance of Receivables sold to the Company (as of the date of such Early Termination) of the Obligor to whom such Collections are attributable until such Receivables are paid in full and second to such Seller to pay Receivables of such Obligor not sold to the Company; provided, however that notwithstanding the foregoing, if the Seller can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor.

                                  ARTICLE III

                         CONDITIONS TO PURCHASE AND SALE

        3.1 Conditions Precedent to the Company's Initial Purchase of Receivables. The obligation of the Company to purchase the Receivables and the other Transferred Assets hereunder on the Initial Closing Date from the Seller is subject to the conditions precedent, which may be waived by the Company, that
(a) each of the Transaction Documents shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Initial Closing Date:

          (i) the Company shall have received copies of duly adopted resolutions of the board of directors of the Seller as in effect on the Initial Closing Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

          (ii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of the Seller, dated the Initial Closing Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers (or such other person) authorized on behalf of such Seller to sign this Agreement and any instruments or documents in connection with this Agreement (on which certificates the Company may conclusively rely until such time as the Company shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (ii));

          (iii) the Company shall have received a "short-form" good standing certificate with respect to the Seller;

          (iv) the Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the other Transferred Assets in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform

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     Commercial Code (or any other similar law), and all other action necessary, in the reasonable judgment of the Company, to perfect the Company's ownership of the Receivables and the other Transferred Assets shall have been duly taken;

          (v) the Company shall have received a certificate from the Seller, dated the Initial Closing Date and signed by one of its Responsible Officers, in form satisfactory to the Company, confirming compliance with the conditions precedent set forth in this subsection 3.1 and stating that the information systems utilized by the Seller to process the Receivables are able to perform date sensitive functions on and after January 1, 2000; and

          (vi) the Company shall have received certified copies of the certificate of incorporation and bylaws of the Seller.

        The Company may only purchase the Receivables and other Transferred Assets on the Initial Closing Date if, as of such date the Company has a minimum amount of equity equal to the sum of: (i) the product of the Net Eligible Receivables and the Loss Reserve Ratio for the "BBB" rated Certificates; (ii) the amount in excess of the Concentration Limit for the top three Obligors in the trust pool; and (iii) the dollar amount of Receivables in the trust pool 151 days or more past the invoice date.

        3.2 Conditions Precedent to All the Company's Purchases of Receivables. The obligation of the Company to pay a Seller for any Receivable and other Transferred Assets with respect thereto on each Purchase Date shall be subject to the further conditions precedent, which may be waived by the Company, that on such Purchase Date:

        (a) the following statements shall be true (and the acceptance by such Seller of the Purchase Price for any Receivables on any Purchase Date shall constitute a representation and warranty by such Seller that on such Purchase Date the statements in clauses (i) and (ii) below are true):

          (i) the representations and warranties of such Seller contained in subsections 4.1 and 4.2 shall be true and correct in all material respects on and as of such Purchase Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct in all material respects as of such other date); and

          (ii) after giving effect to such purchase, no Purchase Termination Event of the type specified in paragraph (e), (g) or (h) of Article VII with respect to such Seller shall have occurred and be continuing.

        (b) the Company shall have received payment in full of all amounts for which payment is due from such Seller pursuant to subsection 2.5, 2.6 or 8.3;

        (c) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

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        (d) such Seller shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;


provided, however, that the failure of any Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under subsection 2.1(b).

The acceptance of the Purchase Price for any Receivable and other Transferred Assets on each Purchase Date by each Seller shall constitute a representation and warranty by such Seller that the conditions to the sale thereof on such Purchase Date shall have been satisfied.

        3.3 Conditions Precedent to the Addition of a Seller. No Subsidiary or Affiliate of Stone Container Corporation approved by the Company as an additional Seller pursuant to subsection 8.14 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

          (i) the Company shall have received a receivables sale agreement to substantially the same effect as this Agreement, duly executed and delivered by such Seller;

          (ii) the Company shall have received copies of duly adopted resolutions of the board of directors of such Seller as in effect on the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Seller;

          (iii) the Company shall have received the certificate or articles of incorporation and by-laws of such Seller, duly certified by the Secretary or an Assistant Secretary of such Seller;

          (iv) the Company shall have received a "short-form" good standing certificate with respect to each Seller;

          (v) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller dated the related Seller Addition Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement (on which certificates the Company may conclusively rely until such time as the Company shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (v));

          (vi) such Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and the other Transferred Assets in such manner and in such jurisdictions as

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     are necessary or desirable to perfect the Company's ownership interest thereof under the Uniform Commercial Code (or any other similar law), and all other action necessary, in the opinion of the Company, to perfect the Company's ownership of the Receivables and the other Transferred Assets shall have been duly taken;

          (vii) the Company shall have received a certificate from each Seller, dated the Seller Addition Date and signed by one of its Responsible Officers, in form satisfactory to the Company, confirming compliance with the conditions precedent set forth in this subsection 3.3;

          (viii) the Company shall have received written confirmation from the Rating Agencies that the addition of the Seller will not result in a downgrade or withdrawal of the current ratings on the outstanding Certificates and consent from each Agent which shall not be unreasonably withheld; provided, however, three Sellers may be added annually without obtaining written confirmation from the Rating Agencies if (a) the added Sellers are in the same line of business as the current Sellers; (b) the Eligible Receivables of each added Seller do not represent more than five percent of the current Net Eligible Receivables; and (c) the reserves for losses and dilutions are restated before each Seller is added to include the historical performance of the Receivables contributed by the added Seller.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        4.1 Representations and Warranties of the Seller Relating to the Seller. Each Seller hereby represents and warrants to the Company on the Initial Closing Date and on each Purchase Date that:

        (a) Organization, Corporate Powers. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and has the corporate power and authority to execute, deliver and perform each of the Transaction Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party.

        (b) Authorization. The transactions contemplated herein are within its corporate powers and has been duly authorized by all requisite corporate and, if required, stockholder action.

        (c) Enforceability. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be

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limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (d) Governmental Approvals; No Conflicts. The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents to which it is a party, the sale of Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Seller or its assets, or give rise to a right thereunder to require any payment to be made by such Seller, and (d) will not result in the creation or imposition of any Lien on any asset of such Seller.

        (e) Litigation; Compliance with Laws. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to its knowledge, threatened against or affecting such Seller (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the transactions contemplated herein.

        (f) Compliance with Laws and Agreements. It is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        (g) Taxes. It has timely filed or caused to be filed all federal, state and local tax returns which are required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

        (h) Accuracy and Completeness of Information. It has disclosed to the Company all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        (i) Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

        (j) Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or other instrument to which it or any of its Subsidiaries is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the sale and assignment of Transferred Assets.

        (k) Lock-box Accounts. Set forth in Schedule 2 is a complete and accurate description as of the Initial Closing Date of each Lock-box Account currently maintained by such Seller. Such Lock-box Account will only be used for the collection of Receivables. The Seller has instructed all Obligors on the Receivables to be sold or contributed by it hereunder to submit all payments on the Receivables and Related Assets directly to one of the Lock-box Accounts.

        (l) Filings. All filings and other acts (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) shall have been made or performed such that the Company has a first priority perfected ownership interest in respect of all Receivables.

        (m) Offices. The offices at which the Seller keeps its records concerning the Receivables are located at the addresses specified on Schedule 1 or have been reported to the Company in accordance with the provisions of subsection 5.7 of this Agreement. The chief executive office and principal place of business of such Seller is located at the address set forth on Schedule 1 (as such location may be changed from time to time in accordance with subsection 5.7 of this Agreement) and has not changed in the past four months. The Seller is duly qualified to do business in each state set forth opposite its name on
Schedule 1 hereto and is not qualified to do business in any other state.

        (n) Investment Company Act. It is not controlled by or is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

        (o) Bulk Sales Act. No transaction contemplated hereby with respect to any Seller requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

        (p) Names. The legal name of the Seller is as set forth on Schedule 3 to this Agreement. During the past five years, it has no trade names, fictitious names, assumed names "doing business as" names, or any other names under which it has done or is doing business.

        (q) No Purchase Termination Event. As of the Initial Closing Date, no Purchase Termination Event or with respect to such Seller has occurred and is continuing.

        (r) No Fraudulent Transfer. Such Seller is not entering into this Agreement with the intent (whether actual or constructive) to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables originated by it being transferred hereunder.

        4.2 Representations and Warranties of the Seller Relating to the Agreement and the Receivables. The Seller hereby represents and warrants to the Company on the Initial Closing Date and on each Purchase Date that with respect to the Receivables being sold as of such date:

        (a) Eligible Receivable. Other than with respect to Receivables which such Seller states in writing (in the applicable Daily Report) are not Eligible Receivables on such date, each Receivable is, as of its Purchase Date, an Eligible Receivable.

        (b) Title; No Liens. Such Seller is the sole legal and beneficial owner of such Receivables, and upon the sale of each Receivable of such Seller, the Company will become the sole legal and beneficial owner of such Receivable, free and clear of any Liens (except for Permitted Liens) and no effective financing statement or other instrument similar in effect covering all or any part of such Receivable or Related Security with respect thereto will at such time be on file against such Seller in any filing or recording office except such as have been filed in favor of the Company in accordance with this Agreement.

        4.3 Representations and Warranties of the Company. The Company hereby represents and warrants to itself as follows:

        (a) Organization, Corporate Powers. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and has the corporate power and authority to execute, deliver and perform each of the Transaction Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

        (b) Authorization. The transactions contemplated herein are within the corporate powers of the Company and have been duly authorized by all requisite corporate and, if required, stockholder action.

        (c) Enforceability. Each of this Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (d) Governmental Approvals; No Conflicts. The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents to which it is a party, the sale of Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or its assets, or give rise to a right thereunder to require any payment to be made by the Company, and (d) will not result in the creation or imposition of any Lien on any asset of the Company.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

        The Seller hereby agrees that, so long as there are any amounts outstanding with respect to Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller shall:

        5.1 Certificates, Other Information. Furnish to the Company:

        (a) not later than 90 days after the end of each fiscal year and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of the Seller stating that, to such officer's knowledge (after due inquiry), such Seller during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Purchase Termination Event except as specified in such certificate; and

        (b) promptly, such additional financial and other information as the Company may from time to time reasonably request.

        5.2 Compliance with Laws, etc. Comply in all material respects with its certificate of incorporation and by-laws and all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to the Receivables, except to the extent that failure to comply therewith could not have a Material Adverse Effect. The Seller will comply, in all material respects, with its obligations under contracts with Obligors relating to the Receivables, except to the extent such compliance would result in a violation of the laws, rules, regulations or orders of any Governmental Authority.

        5.3 Preservation of Corporate Existence. (i) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Material Adverse Effect shall be given; provide that notwithstanding the foregoing, any Seller may be consolidated or merged with or into or dissolved into any other Seller so long as written notice of such consolidation or merger shall be given to the Company at least one day prior to the date thereof.

        5.4 Preservation of Separate Existence. Take all actions reasonably required to maintain the Company's status as a separate legal entity, including, without limitation, (i) not misleading third parties as to the Company's identity as an entity with assets and liabilities distinct from the Seller and Seller's other Subsidiaries or Affiliates; (ii) not holding itself out to be responsible for the debts or decisions or actions relating to the business and affairs of the Company; (iii) taking such other actions as are necessary on its part to ensure that the covenants made by the Company in Section 2.10 of the Pooling and Servicing Agreement are true and correct at all times; and (iv) taking such other actions as are necessary on its part to ensure that the Company's corporate procedures required by its certificate of incorporation and by-laws are duly and validly taken.

        5.5 Visitation Rights. At any reasonable time during normal business hours and from time to time, in each case upon reasonable notice to such Seller permit (i) the Company or any of its respective agents or representatives to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of the Seller relating to the Receivables hereunder and (ii) the Company or any of its respective agents or representatives, to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Receivables or such Seller's performance hereunder with any of its officers or directors and with its independent certified public accountants (subject to any requirements of confidentiality imposed by law or contract).

        5.6 Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of amounts owing on all Receivables, and, until any delivery to the Company, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of amounts owing on all such Receivables and other Transferred Assets with respect thereto.

        5.7 Location of Records. Keep its principal place of business and chief executive office at the locations referred to for it on Schedule 1 hereto and keep the offices where it keeps the records concerning the Receivables (and all original documents relating thereto) at the locations referred to in subsection
4.1 (m) or, upon 30 days prior written notice to the Company, at such other locations in a jurisdiction where all action required by subsection 5.16(a) shall have been taken and completed and be in full force and effect

        5.8 Computer Files. At its own cost and expense, retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Receivables and mark the computer tape or other physical records of the Receivables (other than individual invoices or individual collection files) to the effect that interests in the Receivables existing with respect to the Obligors listed thereon have been sold to the Company.

        5.9 Payment of and Compliance with Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books or except where the failure to so pay, discharge or otherwise satisfy such obligations would not have a Material Adverse Effect in respect of such Seller. Such Seller shall defend the right, title and interest of the Company in, to and under the Receivables originated by it and the other Transferred Assets, whether now existing or hereafter created, against all claims of third parties claiming through such Seller. Such Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable originated by it and will do nothing to impair the rights of the Company in such Receivable.

        5.10 Policies. Perform its obligations in accordance with and comply in all material respects with the Credit and Collection Policies as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables originated by it and the other Transferred Assets.

        5.11 Taxes. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof, provided, however that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Seller shall set aside on its books adequate reserves as required by GAAP with respect thereto, (ii) such tax, assessment, charge, levy or claim is in respect of property taxes for property that such Seller has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

        5.12 Collections. Instruct each Obligor to make payments in respect of its Receivables in accordance with its current practices with respect to such Obligor to the Lock-box Account and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Company. With respect to payments in respect of any Receivables that are made directly to such Seller (including, without limitation, any employees thereof or independent contractors employed thereby), such Seller shall promptly deliver (which may be via regular mail) or deposit such amount to the Lock-box Account and, prior to forwarding such amounts, such Seller shall hold such payments in trust as custodian for the Company.

        5.13 Furnishing Copies, etc. Furnish to the Company:

        (a) within five Business Days after the Company's request, a certificate of a Responsible Officer of such Seller certifying, as of the date thereof, to the knowledge of such officer, that no Purchase Termination Event has occurred and is continuing, and setting forth the computations used by the Financial Officer of such Seller in making such determination or if one has so occurred specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

        (b) promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event or potential Purchase Termination Event written notice thereof specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

        (c) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Receivables of the applicable Seller, as the Company may from time to time reasonably request;

        (d) promptly upon obtaining knowledge of the occurrence thereof, written notice of any event of default or default under any other Transaction Document; and

        (e) promptly upon obtaining knowledge of the occurrence thereof, written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

        (f) promptly upon determining that any Receivable designated as an Eligible Receivable on the applicable Daily Report or Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

        5.14 Obligations with Respect to Obligors and Receivables. (i) Take all actions on its part reasonably necessary to maintain in full force and effect its material rights under all contracts relating to each Receivable originated by it, and (ii) perform all services relating to, or which give rise to, each Receivable originated by it.

        5.15 Responsibilities of the Sellers. Notwithstanding anything herein to the contrary, (i) the Seller shall perform or cause to be performed all its obligations under the Credit and Collection Policies related to the Receivables to the same extent as if such Receivables had not been transferred to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve any Seller of its obligations with respect to such Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Seller thereunder.

        5.16 Further Action. In addition to the foregoing:

        (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in such Seller's reasonable judgment or that the Company may reasonably request, in order to more fully effect the purposes of this Agreement and the transfer of the Receivables hereunder, to protect or more fully evidence the Company's right, title and interest in the Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof.

        (b) The Seller hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Receivables and the other Transferred Assets sold or to be sold by such Seller without the signature of such Seller to the extent permitted by applicable law.

        (c) If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in subsection 9.3. The Company agrees promptly to notify such Seller after any such performance; provided however that the failure to give such notice shall not affect the validity of any such performance.

        5.17 Sale of Receivables. Sell Receivables solely in accordance with the terms of this Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        The Seller hereby agrees that, so long as there are any amounts outstanding with respect to Receivables previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller shall not, directly or indirectly:

        6.1 Liens. Except as otherwise expressly herein provided, sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables or other Transferred Assets, or assign any right to receive proceeds in respect thereof except for Permitted Liens.

        6.2 Ineligible Receivables. Take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement; provided that in no event shall an Eligible Receivable becoming a Defaulted Receivable constitute a breach of this subsection 6.2.

        6.3 Change in Payment Instructions to Obligors. Instruct any Obligor of any Purchased Receivables to make any payments with respect to any Receivables other than in accordance with its current practices with respect to such Obligor or to the Lock-box Account.

        6.4 Changes in Name. Change its name, use an additional name or change its identity or corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other similar law) or impair the perfection of the Company's interest in any Receivable under any similar law, without 30 days prior written notice to the Company and it takes all actions required by subsection 5.16(a); provided that notwithstanding the foregoing, any Seller may be consolidated or merged with or into or dissolved into any other Seller so long as written notice of such consolidation or merger shall be given to the Company at least one day prior to the date thereof.

        6.5 Policies. Make any change or modification (or permit any change or modification to be made) to the Credit and Collection Policies, except (i) if such changes or modifications are necessary under any Requirement of Law or (ii) if such changes or modifications would not reasonably be likely to have a Material Adverse Effect.

        6.6 Modification of Ledger. Delete or otherwise modify the marking on the ledger referred to in subsection 5.8.

        6.7 Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as sales of the Receivables by such Seller to the Company or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes, except as required by law) in any manner other than as sales of the Receivables by such Seller to the Company; provided however that this subsection shall not apply for any tax or tax accounting purposes.

        6.8 Instruments. Take any action to cause any Receivable to be evidenced by any instrument (as defined in the Uniform Commercial Code as in effect in the State of Missouri) except in connection with the enforcement or collection of a Receivable.

                                  ARTICLE VII

                           PURCHASE TERMINATION EVENTS

        If any of the following events (herein called "Purchase Termination Events") shall have occurred and be continuing:

        (a) the Seller shall fail (i) to pay any amount due pursuant to subsection 2.5, 2.6 or 8.3 in accordance with the provisions thereof and such failure shall continue unremedied for a period of five days from the earlier of
(A) the date any officer of such Seller obtains knowledge of such default and
(B) the date such Seller receives notice of such default from the Company or
(ii) to pay any other amount required to be paid by such Seller hereunder within five Business Days of the date when due; or

        (b) the Seller shall fail to observe or perform any covenant or agreement applicable to it contained in subsection 5.2. 5.7, 5.8, 5.13(b), 5.14 or 5.16(a) or Article VI; provided that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (b) based upon a failure to observe a covenant giving rise to a Repurchase Event if the Seller shall have complied with the provisions of subsection 2.6 in respect thereof; or

        (c) the Seller shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) or (b) of this Article VII); provided that no such failure shall constitute a Purchase Termination Event under this paragraph (c) unless such default shall continue unremedied for a period of 60 consecutive days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such default and (B) the date such Seller receives notice of such default from the Company; or

        (d) any representation, warranty, certification or statement made or deemed made by the Seller to this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; provided that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (d) based upon a breach of any representation or warranty set forth in subsection 4.2 if the Sellers shall have complied with the provisions of subsection 2.6 in respect thereof; or

        (e) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of the Seller or of a substantial part of the property or assets of the Seller under the Bankruptcy Code, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Seller or for a substantial part of the property or assets of the Seller or (z) the winding-up or liquidation of the Seller; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) the Seller shall (t) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code,
(u) consent to the institution of, or fail to contest in a timely and appropriate manner, to any proceeding or the filing of any petition described in clause (e)(i) above, (v) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Seller or for a substantial part of the property or assets of such Seller, (w) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (x) make a general assignment for the benefit of creditors, (y) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (z) take any action for the purpose of effecting any of the foregoing; or

        (f) there shall have occurred an Event of Termination under the Pooling and Servicing Agreement; or

        (g) a notice of Lien shall have been filed by the PBGC against the Seller under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Trustee proof of release of such Lien; or

        (h) a federal tax notice of Lien shall have been filed against Seller unless there shall have been delivered to the Trustee proof of release of such Lien;

then, (aa) in the case of any Purchase Termination Event described in paragraph
(e) (other than clause (ii)(y) thereof) or paragraph (g) above with respect to any Seller, automatically the obligation of the Company to purchase Receivables from such Seller shall thereupon automatically terminate without notice of any kind, which is hereby waived by the Seller; (bb) in the case of any Purchase Termination Event described in paragraph (f)(ii), automatically the obligation of the Company to purchase Receivables from all Sellers shall thereupon automatically terminate without notice of any kind which is hereby waived by the Seller; (cc) in the case of any Purchase Termination Event relating to any Seller, so long as such Purchase Termination Event shall be continuing, the Company may (subject to subsection 8.4) terminate its obligation to purchase Receivables from such Seller by written notice to such Seller and (dd) in the case of the occurrence of one or more Purchase Termination Events relating to Sellers that generated more than 10% of the aggregate sales of all Sellers during the most recently ended calendar month, so long as such Purchase Termination Events shall be continuing, the Company may (subject to subsection 8.4) terminate its obligation to purchase Receivables from all Sellers by written notice to the Sellers (any termination pursuant to clause (aa), (bb), (cc) or (dd) of this Article VII which affects a Seller is herein called an "Early Termination" with respect to such Seller); provided, however that in the event of an involuntary petition or proceeding as described in paragraphs (e)(i) above, the Company shall not purchase Receivables from such Seller until such time, if any, as such involuntary petition or proceeding has been dismissed; provided, that such dismissal shall have occurred within 60 days of the filing of such petition or the commencement of such proceeding.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1 Further Assurances. (a) The Seller agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Company more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements (and other similar instruments) relating to the Receivables for filing under the provisions of the Uniform Commercial Code, or any similar law, of any applicable jurisdiction.

        (b) From time to time at the request of a Seller, the Company shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by the Company to such Seller of a Receivable pursuant to the terms of subsection 2.1(b) or 2.6; provided that the Company shall have been paid all amounts due thereunder; and the Company shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the other Transferred Assets with respect thereto and the proceeds thereof do not remain commingled with Collections hereunder.

        8.2 Payments. Each cash payment to be made by any of the Company or the Seller hereunder shall be made on the required Purchase Date and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a notice to the other party hereto in Dollars.

        8.3 Costs and Expenses. The Seller agrees (a) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable and documented fees and disbursements of counsel, (b) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company, (c) to pay, indemnify and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents and (d) to pay, indemnify and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Company under or in connection

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




with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder; provided, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Company; and provided further that the Seller shall have no obligation under this subsection 8.3 to the Company with respect to Indemnified Liabilities arising from (i) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of the Seller, (ii) any action taken by the Company at the direction of the Trustee in collecting from an Obligor or (iii) a delay in payment, or a default, by an Obligor with respect to any Receivable (other than arising out of (x) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to any such Receivable or the furnishing or failure to furnish such merchandise or services,
(y) a failure by the Seller to perform its duties or obligations under this Agreement or (z) the sale of any Receivable that is designated on the applicable Daily Report to be an Eligible Receivable and is determined to have been at the date of such sale not an Eligible Receivable). The agreements in this subsection shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

        8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Seller and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. The Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. The Seller acknowledges that the Company shall assign all of its rights hereunder to a trust pursuant to the Pooling and Servicing Agreement. The Seller consents to such assignment and agrees that the Trustee shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver or give any notice) of the Company directly against such Seller, whether or not a Purchase Termination Event or an Event of Termination has occurred and that no consent, waiver or notice given hereunder by the Company shall be effective unless the Trustee has given its written consent thereto. The Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee (including, without limitation, pursuant to subsection 2.1(f)) until the Investor Certificateholders are paid in full. The Company and the Trustee on behalf of the Investor Certificateholders shall have the rights of third-party beneficiaries under this Agreement.

        8.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

        8.6 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

        8.7 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and any affected Seller and upon receipt by the Company of written confirmation from the Rating Agencies that the amendment or waiver will not cause a downgrade or withdrawal of the current ratings of the outstanding Certificates and the written consent of each Agent, not to be unreasonably withheld.

        8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction, shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.9 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless expressly provided herein, shall be deemed to have been duly given or made when by hand, or three days after being deposited in the mail, postage prepaid, or, in the telecopy notice, when received, addressed as follows in the case of the Company and the Seller, or to such other address as may be designated by such party in a written notice to the other parties hereto:

The Company:                                Stone Receivables Corporation
                                            8182 Maryland Avenue
                                            St. Louis, Missouri 63105
                                            Attention: Treasurer
                                            Telephone: 314-746-1395
                                            Telecopy: 314-746-1281

The Seller:                                 Stone Container Corporation
                                            8182 Maryland Avenue
                                            St. Louis, Missouri 63105
                                            Attention: Treasurer
                                            Telephone: 314-746-1215
                                            Telecopy: 314-746-1281

        8.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

        8.11 Construction of Agreement as Security Agreement. This Agreement shall constitute a security agreement under applicable law.

        8.12 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, TN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION 8.12.

        8.13 Jurisdiction, Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Illinois state court or federal court of the United States of America sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois state or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Seller or its properties in the courts of any jurisdiction.

        (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any Illinois state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 8.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        8.14 Addition of Sellers. Subject to subsection 3.3 hereof, any applicable provisions in any Supplement and the terms and conditions of this subsection 8.14, from time to time one or more additional, direct or indirect Subsidiaries or Affiliates of Stone Container Corporation may become Sellers hereunder and parties hereto. If any such Subsidiary or Affiliate wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. The Company, in its sole and absolute discretion, may agree to or deny any such request; provided that if the Company shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied.
If the Company shall have agreed to any such request, such Subsidiary or Affiliate shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in subsection 3.3.

        8.15 Termination of Sellers. (a) From and after the date that any Seller notifies the Company, the Company shall cease buying Receivables and other Transferred Assets from such Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased, collected or written off in accordance with the Credit and Collection Policies. The Rating Agencies and each Agent shall be notified of such termination. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lock-box Accounts.

        (b) A terminated Seller shall have no obligation to repurchase any Receivables other than Receivables sold by any Seller to the Company prior to such Seller's termination which are subject to a Repurchase Event.

        (c) Upon termination of a Seller, the reserves related to losses and dilutions shall be recalculated to exclude the historical performance of the terminated Seller.

        8.16 No Bankruptcy Petition. The Seller by entering into this Agreement, and any present or future holder of the Short-Term Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to subsection 8.17, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

        8.17 Termination. This Agreement will terminate at such time as (a) the commitment of the Company to purchase Receivables from all Sellers hereunder shall have terminated and (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company, and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however that the indemnities of the Seller to the Company set forth in this Agreement shall survive such termination; and provided, however, that, to the extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            STONE CONTAINER CORPORATION,
                                            as Seller

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                            STONE RECEIVABLES CORPORATION

                                            By:
                                               -------------------------------
                                            Name:
                                            Title: